Exhibit 99.2

GARNET

Because It Matters

GARNET CAPITAL EXCLUSIVE OFFERING

Regional Management Corp.

$100 million
Charged-Off Consumer Finance Loan Sale

Plus

Forward Flow

◈ Limited Post Charge-Off Collections ◈

◈ Out-of-Statute Accounts Excluded ◈

◈ Robust Documentation Available ◈

Sale #: CO-693

Bid Date: November 19, 2015

Portfolio Size:		**Statistics:**	
Aggregate Balances:	$102,138,997	C/O Years:	2008 - 2015
Number of Accounts:	79,810	Top States:	TX, SC, AL, NC, TN
Average Balance:	$1,280		

Registered bidders should log into www.garnetcapital.com and click on "Apply for Sale" for this sale in order to be granted access to sale materials once they become available (estimated October 28, 2015).

New registrants must complete the Garnet registration process.

Please contact your Garnet Capital representative for further information on the offering:

Alex Kaltsas
(914) 630-8823

Andrew Stumm
(914) 630-8881

Bill Lahart
(914) 630-8884

Lou DiPalma
(914) 909-1000

Dan Arlotta
(914) 630-8844

500 Mamaroneck Ave • Harrison, New York 10528 • www.garnetcapital.com